Exhibit 32

CERTIFICATION

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, Mitchell H. Gold, M.D., the Chief Executive Officer of Dendreon Corporation (the “Company”), and Martin A. Simonetti, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.  The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: August 14, 2003

/s/ Mitchell H. Gold, M.D.	/s/ Martin A. Simonetti
Mitchell H. Gold, M.D. Chief Executive Officer	Martin A. Simonetti Chief Financial Officer